Exhibit 99.1

    NetScout Systems Reports First Quarter Financial Results for Fiscal 2005

    WESTFORD, Mass., July 14 /PRNewswire-FirstCall/ -- NetScout Systems, Inc. (Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its first quarter of fiscal year 2005.
    Revenue for the first quarter of fiscal year 2005 ended June 30, 2004 was $20.1 million, compared to revenue of $19.5 million in the previous quarter and revenue of $15.6 million in the first quarter of fiscal year 2004. Net profit for the quarter was $297,000, or $0.01 per diluted share, compared to a net loss of $177,000, or ($0.01) per basic and diluted share, for the previous quarter and compared to a net loss of $552,000, or ($0.02) per basic and diluted share, in the first quarter of fiscal year 2004.
    "We are pleased to report another quarter of good results, exceeding our initial expectations and showing strong growth over this same period a year ago," said Anil Singhal, President and CEO of NetScout Systems. "We are encouraged by continuing strong demand for our products as well as increased activity in our key vertical markets, even in our seasonally slow first
quarter.    We continue to focus on expanding our market share through product innovation and broader partnerships worldwide."

    Financial Highlights for the First Quarter:
     * Total revenue increased 3% sequentially and increased 29% from the first quarter of fiscal year 2004. Product revenue decreased 2% sequentially and increased 34% from the first quarter of fiscal year 2004. Service revenue increased 11% sequentially and increased 24% from the first quarter of fiscal year 2004. Royalty revenue decreased 7% sequentially and increased 3% from the first quarter of fiscal year 2004.
     * Gross margin was 77% of total revenue, up 1 point sequentially and 2 points compared to the first quarter of fiscal year 2004.
     * Cash flow from operations was positive.
     * Cash and short and long-term marketable securities increased by $1 million to $76.5 million in the first quarter and increased by $3.3 million year-over-year.
     * 21 new customers were added worldwide.
     * 288 customers made repeat purchases.
     * 49 customers placed orders over $100,000.
     * Direct sales represented 50% of total revenue; indirect sales to resellers represented 50% of total revenue.
     * International business comprised approximately 14% of total revenue.

    Product and Company Highlights for the First Quarter:
     * NetScout released new features for monitoring the performance of applications for enterprises using Multiprotocol Label Switching
       (MPLS) in their wide area networks providing critical visibility into the usage and activity of applications that would otherwise be obscured in MPLS environments.
     * During the quarter NetScout released a new software module called the nGenius(R) Trace Analyzer Integrator that allows nGenius Performance Manager and nGenius Probes to inter-operate with Network Associates'(R) Sniffer products as well as other third party trace analysis products.
     * NetScout announced a multi-tiered channel partner program with added incentives and increased support, including training, technical support, marketing resources and sales promotions, aimed at improving partners' success in selling NetScout products to enterprises and governmental agencies.
     * NetScout further expanded its sales channels in Asia by signing a new partnership agreement with Shanghai Posts & Telecommunications Equipment Co., Ltd. to resell its nGenius products in the Eastern China region.
     * NetScout announced a new agreement with Evident Software(R) to jointly deliver IT demand and cost analysis solutions for major enterprises' outsourcing, utility computing and application delivery programs. Evident also joined NetScout's nGenius Alliance Program.

    Guidance:
    For the second quarter of fiscal year 2005, the Company expects revenue to be in the range of $20 million to $21 million and net income per diluted share
to be in the range of  $0.00 to $0.01.   The Company expects to be cash
positive in the quarter.

    CONFERENCE CALL INSTRUCTIONS:
    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 800-230-1085 for U.S./Canada and 612-332-0226 for international callers. A replay of the call will be available after 8:00 p.m. ET on July 14 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 737209.

    About NetScout Systems, Inc.
    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:
    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the Company's CDM(TM) Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc. CDM and the CDM logo, Universal Response Time, Power Alarms, Workspaces and MasterCare and the MasterCare logo are trademarks of NetScout Systems, Inc. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications and service and support programs.

    The Company's condensed consolidated statements of operations and balance sheets are attached.

    Contact:
     Catherine Taylor
     Director of Investor Relations
     NetScout Systems, Inc.
     978-614-4286
     IR@netscout.com

                                                    NetScout Systems, Inc.
                                             Condensed Consolidated Statements
                                                         of Operations
                                                         (In thousands)
                                                          (Unaudited)
                                                       Three Months Ended
                                                            June 30,
                                                      2004               2003
    Revenue:
       Product                                      $11,560            $8,628
       Service                                        8,105             6,557
       License and royalty                              432               418

          Total revenue                              20,097            15,603

    Cost of revenue:
         Product(1)                                   3,653             2,781
         Service                                      1,065             1,044

           Total cost of revenue                      4,718             3,825

    Gross margin                                     15,379            11,778

    Operating expenses:
       Research and development(2)                    4,319             3,009
       Sales and marketing                            8,783             7,944
       General and administrative                     1,954             1,649
       Amortization of other intangible
        assets                                          -                 272
           Total operating expenses                  15,056            12,874

    Income (Loss) from operations                       323            (1,096)
    Interest income and other expenses,
     net                                                179               197
    Income (loss) before income tax
     expense (benefit)                                  502              (899)
    Income tax expense (benefit)                        205              (347)
    Net income (loss)                                  $297             $(552)

    Basic net income (loss) per share                 $0.01            $(0.02)
    Diluted net income (loss) per share               $0.01            $(0.02)
    Shares used in computing:
         Basic net income (loss) per
          share                                      30,448            30,034
         Diluted net income (loss) per
          share                                      31,710            30,034


     (1) Cost of product revenue includes amortization of capitalized software of $166 for the three months ended June 30, 2004
     (2) Research and development costs are net of capitalized software development costs of $1,068 for the three months ended June 30, 2003.


                                                    NetScout Systems, Inc.
                                                   Condensed Consolidated
                                                        Balance Sheets
                                                        (In thousands)
                                                          (Unaudited)

                                                  June 30,         March 31,
                                                    2004              2004

    Assets
    Current assets:
       Cash and cash equivalents                   $30,092           $19,011
       Marketable securities                        40,443            50,432
       Accounts receivable, net                     11,521            10,851
       Inventories                                   2,985             3,366
       Refundable income taxes                       2,172             2,102
       Deferred income taxes                         1,687             1,667
       Prepaids and other current assets             2,283             2,175

          Total current assets                      91,183            89,604

    Fixed assets, net                                5,686             5,415
    Capitalized software development costs             718               884
    Goodwill, net                                   28,839            28,839
    Deferred income taxes                            8,208             8,378
    Long-term prepaid expense                           36                45
    Long-term marketable securities                  5,968             6,016

            Total assets                          $140,638          $139,181


    Liabilities and Stockholders' Equity
    Current liabilities:
       Accounts payable                             $2,435            $1,984
       Accrued compensation                          5,018             4,481
       Accrued other                                 2,334             2,140
       Income tax payable                              490               490
       Deferred revenue                             15,536            15,968

          Total current liabilities                 25,813            25,063

    Long-term liabilities:
        Long-term deferred revenue                     887             1,006

           Total liabilities                        26,700            26,069

    Stockholders' equity:
       Common stock                                     35                34
       Additional paid-in capital                  111,341           110,683
       Accumulated other comprehensive
        income                                        (123)                7
       Treasury stock                              (26,490)          (26,490)
       Retained earnings                            29,175            28,878

          Total stockholders' equity               113,938           113,112

            Total liabilities and
             stockholders' equity                 $140,638          $139,181


SOURCE  NetScout Systems, Inc.
    -0-                             07/14/2004
    /CONTACT: Catherine Taylor, Director of Investor Relations of NetScout Systems, Inc., +1-978-614-4286, IR@netscout.com/
    /Web site:  http://www.netscout.com/
    (NTCT)

CO:  NetScout Systems, Inc.
ST:  Massachusetts
IN:  CPR NET STW
SU:  ERN CCA MAV